                        MASTER SELECTED DEALER AGREEMENT


Dear Sirs and Madames:

    In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to our participation in any such selected dealer group organized by us as follows:

    1. APPLICABILITY OF AGREEMENT. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United State of America), wherein Cohig & Associates, Inc. (acting for is own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

    2. CONDITIONS OF OFFERING; ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written Communication," which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Cohig & Associates, Inc., 6300 S. Syracuse Way, Suite 430, Englewood, Colorado, 80111. An acceptance by you may be in the form of an "all sold" wire. We reserve the right to reject any acceptance in whole or in part. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price," the "Concession," and the "Reallowance." With our consent, you may allow a discount, not in excess of the Reallowance fixed by us, in selling such Securities to other dealers, provided that in doing so you comply with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"). Upon our request you will advise us of the identity of any dealer to whom you allow such a discount and any underwriters or dealers from whom you receive such a discount. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check or wire, in an amount equal to the Public Offering Price or, if we shall so advise you, at such Public Offering Price less the Concession, payable in Federal or Clearing House funds to the order of Cohig & Associates, Inc., 6300 S. Syracuse Way, Suite 430, Englewood, Colorado, 80111. Delivery of the Securities will made as soon as possible after receipt of payment therefor. We shall have authority to make appropriate arrangements for payment for and/or delivery through the facility of the Depository Trust Company or any such depository or other facility for the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities.

    3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         (a) REGISTERED OFFERINGS. In the case of any Offering of Securities which are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each Preliminary Prospectus and of the Final Prospectus (as defined in the Underwriting Agreement) relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of each Preliminary and Final Prospectus and agree that you will comply therewith. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statements whatsoever, written or oral, other than the statements in the Final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such securities.

         (b) OFFERINGS PURSUANT TO OFFERING CIRCULAR. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering (an "Offering Circular"), we shall provide you with such number of copies of each preliminary Offering Circular and of the final Offering Circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and State laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an Offering Circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final Offering Circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an Offering Circular or by any Underwriter to give any information or to make any representation not contained in the Offering Circular in connection with the sale of such Securities.

         (c) OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, we will inform you by a Written Communication of the Public Offering Price, the Selling Concession, the Reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the Public Offering Price, the Selling Concession and Reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

         (d) OVER-ALLOTMENT; STABILIZATION; UNSOLD ALLOTMENTS. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account, and to stabilize or maintain the market price of the Securities. You agree that upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate, at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (a) the termination of the provisions of Section 3(c) hereof with respect to any Offering, or (b) the covering by us of any short position created by us in connection with Section 3(c) hereof with respect to any Offering in which we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price, in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

         (e) NASD. You represent that you are a dealer actually engaged in the investment banking or securities business and that you are either
         (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not registered under the Exchange Act ((a "non-member foreign dealer"). If you are a non-member foreign dealer, you agree to make no sales of securities within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Non-member foreign dealers agree, in making any sales, to comply with the NASD's interpretation with respect to free-riding and withholding.
         In accepting a selling concession where we are acting as such Representative, and in allowing a discount to any other person, you agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, in addition, if you are a non-member foreign dealer or bank, you agree to comply, as though you were a member of the NASD, with the provisions of Rules 2730 and 2750 of such Conduct Rules and to comply with Rule 2420 thereof as that Rule applies to a non-member foreign dealer or bank. You represent that you are fully familiar with the above provisions of the Rules of Fair Practice of the NASD.

    You agree further that in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (i) and (ii) of the preceding paragraph will be applicable.

         (f) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and with our consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us or any Underwriter of the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers partners with us or any Underwriter or with one another. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. In connection with any Offering you shall be liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, if any, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

         (g) BLUE SKY LAWS. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdiction, but we do not assume any obligation or responsibility as to your right to sell securities in any such jurisdiction.

         (h) COMPLIANCE WITH LAW. You agree that in connection with any offering of securities covered by this Agreement you will comply with the applicable provisions of the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC thereunder, the applicable rules and regulations of the NASD, and the applicable rules of any securities exchange having jurisdiction over the offering.

In addition, you will not, until advised by us in writing or by wire of completion of the offering (as defined in Rule 10b-6 of the SEC under the Exchange Act), bid for or purchase the securities in the open market or otherwise make a market in the securities or otherwise attempt to induce others to purchase the securities in the open market, in violation of Rule 10b-6.

    4. AUTHORITY. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to any Offering covered by this Agreement. We shall be under no liability to you except for our lack of good faith and for obligations assumed by us in this Agreement, except that you do not waive any rights that you may have under the Securities Act or the rules and regulations thereunder.

    5. NOTICE. Any notice from us shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunications to you at the above address or at such other address as you shall specify to us in writing.

    6. TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after (a) in the case of a Registered Offering, the effective date of the Registration Statement pursuant to which such Offering is made, and (b) in the case of any other Offering, the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may in either case be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

    7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

    8. GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with the laws of the State whose law governs the terms and provisions of the Underwriting Agreement executed in connection with the Offering.

    Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Section 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any offering described in Section 3(a) or 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the Final Prospectus or final Offering Circular, as the case may be with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                       Very truly yours,

                                       COHIG & ASSOCIATES, INC.


                                       By:
                                          --------------------------------

Confirmed               , 19
          --------------    ----

--------------------------------

By:
   -----------------------------
   (sign name and print title)

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Harold M. Golz, Steven R. Hinkle, and Edward C. Larkin, of Cohig & Associates, Inc., 6300 South Syracuse Way, Suite 430, Englewood, Colorado 80111, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder, with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of the following securities:

                             PREMIER CONCEPTS, INC.

                        1,100,000 Shares of Common Stock*
                    1,100,000 Common Stock Purchase Warrants*

with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, contracts, consents and documents in connection herewith as said agents and attorneys-in-fact, or any of them, may deem advisable. The undersigned hereby gives to said agents and attorneys-in-fact, and to each of them, full power and authority to act in the premises, including, without limiting the generality of the foregoing, the power and authority to execute, by manual or facsimile signature, and deliver an Agreement Among Underwriters relating to such offering and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact, or any of them, would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them, or any substitute or substitutes, may do by virtue hereof.

    This appointment shall remain in full force and effect until revoked by the undersigned in writing.

Duly executed at                         this       day of               , 1997.
                 -----------------------      -----        --------------


                                       ----------------------------------------

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------



* Plus options to acquire an additional 165,000 Shares and 165,000 Warrants pursuant to an Over-allotment Option.

(CORPORATE ACKNOWLEDGMENT)

STATE OF
        ------------------------------)
                                      )  ss.
COUNTY OF                             )
         -----------------------------

    On this _______ day of __________________, 19____, before me, a notary public duly commissioned and sworn, personally appeared ________________________________, to me known and known to me to be the identical person whose name is affixed to the above Power of Attorney, who, being by me duly sworn, did depose and say that he resides at _______________________________________________________________________,
that he is __________________________ of ________________________________,
the corporation described in and which executed the foregoing Power of Attorney, that he has signed the above Power of Attorney by authority of the Board of Directors of said corporation as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth, and that he, being informed of the contents of said Power of Attorney, acknowledges that the statements contained therein are true and that he signed his name thereto by like authority.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgment first above written.

    My commission expires:
                           ------------------------

[SEAL]
                                       --------------------------------------
                                       Notary Public

(PARTNERSHIP ACKNOWLEDGMENT)


STATE OF
        ------------------------------)
                                      )  ss.
COUNTY OF                             )
         -----------------------------

    On this _______ day of __________________, 19____, before me, a notary public duly commissioned and sworn, personally appeared _________________________________, one of the members of the firm
__________________________________________________, to me known and known to me to be the individual described in and who executed the foregoing Power of Attorney who, being by me duly sworn, did depose and say that he executed, and was duly authorized to execute, the same as the free and voluntary act and deed of said firm for the uses and purposes therein set forth, and that he, being informed of the contents of said Power of Attorney, acknowledges that he signed his name thereto.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day in this acknowledgment first above written.

    My commission expires:
                           ------------------------

[SEAL]
                                       --------------------------------------
                                       Notary Public

Contemporaneously with the proposed offering, Cohig & Associates, Inc. will transmit to the Syndicate Department of the signer of the foregoing power of attorney, via telegram, facsimile or equivalent form of communication, a statement of the anticipated terms of the offering as follows:

    Principal amount to be underwritten;

    (a)  Proposed public offering date;

    (b)  Proposed closing date;

    (c)  Public offering price;

    Underwriting Discount and the portion thereof representing the management fee, underwriting fee and selling concession;

    Dealer's concession and reallowance, if any.

    Unless the Syndicate Department of Cohig & Associates, Inc. receives a communication via telegram, facsimile or equivalent form of communication (whether or not the statement of anticipated terms was received) revoking such power of attorney (i) not later than 7:00 a.m. Denver time on the proposed public offering date, if the statement of anticipated terms has been transmitted prior thereto, or (ii) within two hours following the transmission of the statement of the anticipated terms, if such statement is sent on the proposed public offering date, the power and authority granted by such power of attorney may be exercised in accordance with the terms thereof. (No statement of anticipated terms will be sent after 4:00 p.m. Denver time on any day.)

    A copy of the Agreement Among Underwriters as executed (with facsimile signatures) will be sent to the Syndicate Department of the signer of the foregoing power of attorney promptly after execution.















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